Fansteel
                            Number One Tantalum Place
                          North Chicago, Illinois 60064



                    Notice of Annual Meeting of Stockholders
                                 April 19, 1999

                                                                  March 17, 1999
To the Stockholders
 of Fansteel Inc.:

  Notice hereby is given that the Annual Meeting of Stockholders of Fansteel Inc. will be held at The Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut, on April 19, 1999, at 10:00 a.m., for the purposes of:

     (1) Electing six Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected;

     (2) Amending the Long-Term Incentive Compensation Plan;

     (3) Ratifying the appointment of Ernst & Young LLP, Certified Public Accountants, as auditors of the Company for the year ending December 31, 1999; and

     (4) Transacting such other business as may be brought before the meeting.

  The Board of Directors has fixed the close of business on February 23, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at said meeting.

  A list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder for at least ten days prior to the Annual Meeting at Number One Tantalum Place, North Chicago, Illinois 60064 for any purpose germane to such meeting, during ordinary business hours.

  STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                             By order of the Board of Directors,

                                             Michael J. Mocniak
                                                  Secretary



                                    Fansteel
                            Number One Tantalum Place
                          North Chicago, Illinois 60064


                                 Proxy Statement



                             SOLICITATION OF PROXIES

  This Statement is furnished in connection with the solicitation of Proxies on behalf of the Board of Directors (the "Board") of Fansteel Inc. (the "Company") to be voted at the Annual Meeting of Stockholders, including any and all adjournments thereof, to be held on April 19, 1999.

  If the enclosed Proxy is executed and returned it will be voted in accordance with the specifications thereon, and if there are no specifications thereon, it will be voted in accordance with the proposals recommended by the Board. The only business which the Board intends to present, or knows that others will present, at the Annual Meeting, is specified in the accompanying notice of the meeting. If, however, any other matters properly come before the meeting for action, it is intended that the persons named in the enclosed form of Proxy will vote the same in accordance with their best judgment on such matters.

  The enclosed Proxy may be revoked at any time insofar as it has not been exercised.

  The enclosed proxy material is being mailed to stockholders on or before March 17, 1999. The cost of preparing, assembling and mailing the enclosed proxy material will be paid by the Company.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  On February 23, 1999, the record date for determination of stockholders entitled to notice of and to vote at said Annual Meeting, the Company had outstanding 8,598,858 shares of Common Stock, each of which is entitled to one vote.

  The persons owning beneficially 5% or more of the Company's outstanding Common Stock as of February 23, 1999, and the stock ownership of all the Officers and Directors of the Company as a group as of that date are as follows:



                                              Amount
                                             Benefic-
          Name and Address of                ially          Percent
          Beneficial Owner                   Owned          of Class

          Estate of T. M. Evans              4,050,786      47.11%
           T. M. Evans, Jr., and Putnam
           Trust A Division of The Bank
          of New York Executors of the
          Estate of T. M. Evans
             c/o Putnam Trust
             10 Mason Street
             Greenwich, CT  06830

          FMR Corp.                           800,000       9.3%
             82 Devonshire Street
             Boston, MA  02109

          Dimensional Fund Advisors Inc.      611,651       7.11%
             1299 Ocean Avenue
             11th Floor
             Santa Monica, CA  90401

          The TCW Group, Inc.                 527,300       6.1%
             865 South Figueroa Street
             Los Angeles, CA  90017

          All Officers and Directors as      102,500(1)     1.2%
            a group  (3 persons)


(1) Does not include 4,050,786 shares held by the Estate of T. M. Evans, of which T. M. Evans, Jr., a director of the Company, is co-executor.


                       NOMINEES FOR ELECTION AS DIRECTORS

  Unless the stockholder has exercised the right to withhold such vote for any nominee, the persons named in the enclosed Proxy will vote in favor of the election of all of the six nominees named below as Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected. If, as a result of circumstances not known or unforeseen, any nominee shall be unavailable to serve as a Director, Proxies will be voted for the election of such other person or persons as the Board may select. The following table sets forth pertinent information with respect to such nominees, including their principal business experience and shares of the Company's Common Stock beneficially owned by them, directly or indirectly, on February 23, 1999.


                                                 Year in
                                                 Which
                                                 First       Shares of
                                                 Became      Common
                            Principal Business   Director    Stock Owned Percent
                                Experience       of the      Benefic-    of
          Name       Age  and Other Information  Company       ially     Class

     E. P. Evans     57   Mr. Evans manages         1976            0       0
                          personal business
                          interests and
                          investments. He was
                          elected a director of
                          the Company in
                          September 1997. Prior
                          to 1997, Mr. Evans
                          served as director
                          and Chairman of the
                          Board of Directors of
                          the Company from 1976
                          to 1983. He also
                          served as a director
                          of the Company from
                          1992 to 1995. He is a
                          director of HBD
                          Industries, Inc.

     R. S. Evans     54   Mr. Evans is the          1992            0       0
                          Chairman and Chief
                          Executive Officer of
                          Crane Co. Until 1998
                          he was Chairman and
                          Chief Executive
                          Officer and a
                          director of Medusa
                          Corporation. Mr.
                          Evans is also a
                          director of Crane
                          Co., HBD Industries,
                          Inc. and Southdown
                          Corporation.

     T. M. Evans,    61   Mr. Evans manages         1986     4,050,786    47.11%
     Jr.                  personal business                  (1)
                          interests and
                          investments.  He is a
                          director of HBD
                          Industries, Inc.





                                                 Year in
                                                 Which
                                                 First        Shares of
                                                 Became         Common
                            Principal Business   Director    Stock Owned Percent
                                Experience       of the      Benefic-       of
          Name       Age  and Other Information  Company        ially    Class

     P. J. Kalis     49   Mr. Kalis is a            1996            0    0
                          partner and Chairman
                          of the Management
                          Committee of the law
                          firm Kirkpatrick &
                          Lockhart, LLP.

     J. S. Petrik    69   Mr. Petrik is a           1985       2,000 (2) less
                          retired Vice                                   than
                          President and                                   0.1%
                          Director of Turner
                          Broadcasting System,
                          Inc.  From 1992 to
                          1996 he was
                          Consultant, New
                          Technologies, Turner
                          Broadcasting System,
                          Inc.  He is a
                          director of HBD
                          Industries, Inc.

     G. L.           54   Mr. Tessitore has         1999     100,000 (3)  1.18%
     Tessitore            been Chairman of the
                          Board, President and
                          Chief Executive
                          Officer since January
                          26, 1999. From May
                          1997 until July 1998,
                          he was President and
                          a director of
                          Claricom, Inc., a
                          privately held
                          telecommunications
                          supplier. From April
                          1995 until December
                          1996, he served as
                          President and Chief
                          Executive Officer and
                          a director of Yale
                          International, Inc.
                          From March 1993 until
                          February 1995, he was
                          President of Breed
                          Technologies, Inc.




Each of the above-named persons has continuously served as a Director of the Company since the year shown in the table except that E. P. Evans' most recent term as a Director commenced in September 1997.

(1) Mr. T. M. Evans, Jr. is one of two co-executors of the Estate of his father,
T. M. Evans, Sr., deceased, which holds 4,050,786 shares of common stock of the Company formerly owned by the decedent, he is the brother of E. P. Evans, and R.
S. Evans.

(2) Does not include 5,000 shares of common stock held by Diana J. Petrik, wife
of J. S. Petrik.   Mr. Petrik disclaims any beneficial interest in the
above-mentioned shares.
(3) Restricted shares awarded by Board of Directors pursuant to Company's Long Term Incentive Plan on January 26, 1999.

  During 1998 there were seven Board meetings. Each Director attended at least 75% of the meetings of the Board. In addition, all members of the Audit Committee and the Compensation and Nominating Committee attended all of the meetings held.

  Messrs. P. J. Kalis (Chairman), T. M. Evans, Jr., and J. S. Petrik were members of the Audit Committee from January 1, 1998 through December 31, 1998. The Committee held four meetings during the calendar year 1998. The Committee reviews the scope and results of the audit and proposes appointment of the auditors subject to the approval of the Board and ratification of the stockholders. The Committee also reviews the Company's system of internal controls and procedures with the auditors and the rendering of non-audit services by the auditors.

  Messrs. R. S. Evans (Chairman), P. J. Kalis and J. S. Petrik were members of the Compensation and Nominating Committee from January 1, 1998 through December 31, 1998; Mr. E. P. Evans was a member from May 20, 1998 through December 31, 1998. The Committee held two meetings in 1998 and reviewed all matters relating to executive compensation.

  During 1998 the Company retained the law firm of Kirkpatrick & Lockhart LLP, of which Mr. Kalis is a partner.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE



                                                      Long-term    All Other
                                                    Compensation Compensation
                            Annual Compensation        Awards(1)      (2)

   Name & Principal                                          Stock
       Position            Year  Salary   Bonus    Other     Options



   William D. Jarosz (3)   1998 $243,062 $35,375 $24,137     32,000     $4,000
     Chairman of the       1997  235,477       0  22,689          0      4,000
     Board, President and  1996  212,653  40,000  24,181          0      5,316
     Chief Executive
     Officer


   Michael J. Mocniak      1998  189,956 24,665      942     20,000      4,800
     Vice President,       1997  184,108      0    1,399          0      4,801
     General Counsel and   1996  178,423 30,000    1,399          0      6,253
     Secretary

   R. Michael McEntee      1998  183,924 24,665    1,912     20,000      4,800
     Vice President and    1997  175,819      0    1,912          0      4,800
     Chief Financial       1996  166,846 30,000    1,813          0      5,905
     Officer



(1)  Reported in number of shares.

(2) Amounts of All Other Compensation are amounts contributed or accrued for fiscal years 1998, 1997 and 1996 under the Company's Savings and Profit Sharing Plan.
(3) Mr. Jarosz resigned as Chairman of the Board, President and Chief Executive Officer, and Gary L. Tessitore assumed those positions, effective January 26, 1999.

        AGGREGATED OPTIONS IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

                                                   Number of    Value of
                                                   Securities   Unexercised
                                                   Underlying   In-the-
                                                   Unexercised  Money
                                                   Option at    Options at
                        Shares                     FY-End (#)   FY-End ($)
          Name &        Acquired on  Value         Exercisable  Exercisable
          Principal     Exercise     Realized      /Unexercis-  /Unexercis-
          Position          (#)         ($)           able          able


          William D.          0            0          0/32,000      $0/$0
          Jarosz (1)

          Michael J.          0            0          0/20,000       0/0
          Mocniak

          R. Michael          0            0          0/20,000       0/0
          McEntee








                        OPTION GRANTS IN LAST FISCAL YEAR

                                                             Potential Realized
                Number of   % of Total                       Value at Assumed
                Securities  Options                           Annual Rates of
                Underlying  Granted to                          Stock Price
     Name &     Options     Employees   Exercise   Expira-   Appreciation for
     Principal  Granted     in Fiscal   Price      tion          Option Term
     Position       (#)       Year     ($/Share)     Date       5%        10%


     William D.   32,000       18%       $9.19     5/20/08  184,945   468,688
     Jarosz (1)

     Michael J.   20,000       11%       $9.19     5/20/08  115,591   292,930
     Mocniak

     R. Michael   20,000       11%       $9.19     5/20/08  115,591   292,930
     McEntee


(1) Mr. Jarosz resigned as Chairman of the Board, President and Chief Executive Officer, and Gary L. Tessitore assumed those positions effective January 26, 1999. Mr. Jarosz's options were forfeited upon his resignation.



                               PENSION PLAN TABLE
                               Years of Service

            Remuner-
             ation       15         20         25         30         35
            $125,000   $32,138    $37,851    $43,564    $49,277    $54,989
             150,000    38,888     45,851     52,814     59,777     66,739
             175,000    40,508     47,771     55,034     62,297     69,559
             200,000    40,508     47,771     55,034     62,297     69,559
             225,000    40,508     47,771     55,034     62,297     69,559
             250,000    40,508     47,771     55,034     62,297     69,559
             300,000    40,508     47,771     55,034     62,297     69,559
             400,000    40,508     47,771     55,034     62,297     69,559
             500,000    40,508     47,771     55,034     62,297     69,559


  The Fansteel Consolidated Employee Pension (the "Plan") provides benefits to the executive officers of the Company as well as salaried and hourly employees. The annual benefit is calculated using the employee's salary, overtime pay, commissions and bonus payments as covered compensation. This covered compensation is essentially identical to the compensation reported in the Summary Compensation Table.

  The Plan provides benefits upon retirement at age 65 based upon years of service and compensation. Messrs. G. L. Tessitore, M. J. Mocniak, and R. M. McEntee have 0, 16, and 19 years of credited service, respectively, under the Plan.

  Annual pension benefits payable under the Plan, at age 65, based on an annuity for ten years certain and for life thereafter, are equal to 1.8% of the employee's average annual compensation for each of his first 15 years of credited service, plus 1.0% of his average annual compensation for each year of credited service after the 15th year less .325% of the lesser of the employee's average compensation for the three years prior to retirement or the average of the taxable wage basis under the Social Security Act for each calendar year during the 35-year period ending with the year the employee attains Social Security retirement age multiplied by the lesser of the employee's actual years of credited service or 35. The amounts in the table have been reduced by the offset.

  The standard arrangement with the Directors provides for Directors' fees in the amount of $20,000 per year, $500 per board meeting attended, $1,000 per committee meeting attended, and $3,000 per year for serving as a committee chairman.

  All decisions regarding executive compensation are made by the entire Board. Any officer and employee of the Company who was a member of the Board participated in deliberations of the Board during the last completed fiscal year concerning executive officer compensation.

             REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE ON
                             EXECUTIVE COMPENSATION

  The Compensation and Nominating Committee of the Company reviews all matters relating to executive compensation and reports its actions and recommendations to the Board of Directors.

  The Company's policy on executive officer compensation is to provide compensation which enables the Company to attract and retain a highly qualified complement of executive officers who will enhance shareholder value by optimizing the profitability of the Company's operations and maintaining sound, conservative fiscal policies. The Company's compensation package for 1998 consisted of three parts: base salary, a potential annual bonus and equity-related compensation.

  Base Salary. Base salaries are set near the median for similarly-sized businesses competing in the same or similar industries as the Company. The sources of comparisons are publications dealing with executive compensation. The information reported in those publications does not usually reveal the identity of the companies which are the subject of the reports. The companies which are the basis of that information, accordingly, are not necessarily those which comprise the peer group for comparison of shareholder returns. By setting salaries at a median level, the Company believes that it can attract and retain the caliber of executive officer desired.

  Incentive Compensation. During 1995 and previous years, annual bonuses were specifically related to corporate performance as evaluated by the Committee.
The factors that were considered in determining whether a bonus would be paid and, if so, in what amount, were the Company's income before taxes, inventory turns, return on investment and the amount of time required to collect accounts receivable. These incentive compensation criteria were designed to maximize the return to the Company's shareholders while maintaining liquidity for expanding existing businesses or acquiring new ventures. In determining the bonuses of the executive officers other than the Chief Executive Officer, additional factors such as the relative performance of the particular officer's area of functional responsibility and the individual officer's past performance and future potential were considered.

  On January 23, 1996, the Committee approved a bonus plan in which the executive officers participate. This new plan was designed to strengthen the performance-related nature of the Company's incentive compensation program by providing a more formal and objective plan structure and tying incentive pay more closely to performance measures that closely reflect stockholders' interests. The plan is based upon improvement in economic value added (EVA*). EVA is the difference between the return on capital and the cost of that capital multiplied by the amount of capital invested. The key factors utilized in calculating bonuses under the new plan are the Company's cost of capital, return on capital, capital employed, and net operating profit after tax.

  Under the current plan, the Committee determines the portion of an available bonus pool which would be paid to executive officers. The total amount of the available pool is calculated by comparing the current year's EVA with the prior year's EVA. If the prior year's EVA was negative, the bonus pool will be 15% of the difference. If the prior year's EVA was positive, the bonus pool will be 10% of the difference plus 6% of any positive EVA. The portion of the bonus pool awarded by the Committee to an executive officer will be added to an accrual account for such executive officer and one-third of the account balance will be paid out in cash to him. The accrual account balance can be reduced for years in which there is a decline in EVA. The Committee will determine each executive officer's award from the bonus pool based upon his relative performance for the year as well as his relative performance compared to the other officers. The Committee has the discretion to adjust the awards during the initial years of the plan to prevent any material discrepancies from awards under the prior bonus

* EVA is a registered trademark of Stern, Stewart & Co.

award format. As a result of unusual charges at the Wellman Dynamics operation in 1997, Company earnings were negatively affected to the degree that bonuses were not awarded to the executive officers in 1997. In 1998, however, the Company's performance improved and bonuses were awarded to the officers in accordance with the plan.

  Equity-Related Compensation. The Board of Directors established the Stock Appreciation Rights Plan (the "SAR Plan") in 1989. The Company utilizes stock appreciation rights for executive officers to provide longer-term performance-related incentives that link their rewards directly to shareholder gains. Awards under that SAR Plan are designed to provide officers and key employees with the long-term incentive to continue and increase their efforts to improve the operating results of the Company and thereby the value of the common stock. No stock appreciation rights were granted to any officer or employee in 1998.

  On January 27, 1998, the Board approved a long-term incentive plan, which was ratified by the stockholders of the Company at the 1998 Annual Meeting. The plan is designed to enable the Company to offer competitive equity-based compensation packages to executives, provide the Company flexibility in designing equity-based compensation programs to suit current needs and offer a vehicle for providing long-term, performance-based compensation to supplement the Company's existing programs. On May 20, 1998, upon ratification of the long term incentive plan the Committee recommended and the Board awarded Incentive Stock Options made in accordance with Section 422 of the Internal Revenue Code. In determining the number of options to award each executive officer, the Committee considered compensation data compiled by Ernst & Young, LLP relating to stock option grants for a peer group of organizations as reported in proxy and other SEC filings. This peer group was engaged in metal fabrication and tool and machinery manufacturing and are not necessarily the same peer group used in the comparison of shareholder returns. The Black-Schole option pricing model was used to calculate the present value of a stock option on the grant date. That value was calculated to be $3.90 per option. The number of stock options granted to each officer are: W. D. Jarosz, 32,000 (forfeited upon resignation, as described subsequently in this report); M. J. Mocniak, 20,000; and R. M. McEntee, 20,000. The options vest annually beginning May 20, 1999, in increments of one-third of the total number of options granted. As a percentage of base salary, the number of options was less than the average awarded by the peer group for similar executive officer positions. A total of 175,000 options were awarded to officers and employees of the Company in 1998, including the 72,000 awarded to the executive officers.

  Chief Executive Officer Compensation. William D. Jarosz served as Chairman of the Board, President and Chief Executive Officer in 1998. Mr. Jarosz became the
Chief Executive Officer in June of 1995.   Mr. Jarosz received a modest salary
increase in 1998 of 3.5% which resulted in a salary level comparable to businesses with similar revenues and earnings. Mr. Jarosz's base salary was initially set at a level below that which his predecessor had been receiving, and his salary was not increased in 1995 when he assumed the duties of Chief Executive Officer. Mr. Jarosz's base salary was increased in April, 1996 by 31.4% based upon his performance and in order to bring his salary in line with the criteria established by the Committee for the base salary for the Chairman of the Board, President and Chief Executive Officer as described previously in this Report. Mr. Jarosz received a bonus for 1996 based upon the attainment of performance objectives as determined by the Committee in accordance with the incentive compensation plan in effect at the time. As a result of unusual charges at the Wellman Dynamics operation in 1997, Company earnings were negatively affected to the degree that Mr. Jarosz did not qualify for incentive compensation in accordance with the EVA-based incentive compensation plan. The Company's performance improved in 1998 and Mr. Jarosz's incentive compensation
(EVA) plan account was credited with an amount determined in accordance with the plan.

  Mr. Jarosz resigned as Chairman of the Board, President and Chief Executive Officer of the Company effective January 26, 1999. In connection with his resignation, Mr. Jarosz entered into a letter agreement with the Company providing for salary continuation and continued benefit plan participation for Mr. Jarosz through June 30, 2000. The continued benefit plan participation will cease if and when Mr. Jarosz commences other employment which provides comparable benefits. He is also entitled to payment of the amount credited to his account under the Company's incentive compensation (EVA) plan.

  Other Matters. The Company does not anticipate that it will be affected in the near future by Section 162(m) of the Code, which imposes an annual limit of $1,000,000 per person on the federal income tax deduction for executive compensation. If the Company should determine that this limitation might impact the Company, the Company would likely take the necessary steps to bring its compensation programs into compliance with Section 162(m) so that non-deductibility would be avoided.


R. S. Evans, Chairman of the Committee
E. P. Evans
P. J. Kalis

J. S. Petrik





 The Company compares its total shareholder return in the following performance graph with the MG Industry Group 012 - Aerospace Components as well as the MG Industry Group 301 - Metals Fabrication. The Company began comparing its shareholder returns in 1994 with MG Industry Group 301 - Metals Fabrication as a better measure of the overall business of the Company and because of the reduced concentration of the Company's sales in the aerospace components market in 1994 as compared to previous years.




Note:  Performance graph submitted in paper format under cover of Form SE.
















                        PROPOSAL TO APPROVE THE AMENDMENT
                         OF THE LONG-TERM INCENTIVE PLAN


                     INTRODUCTION AND SUMMARY OF AMENDMENTS

Upon the recommendation of the Compensation and Nominating Committee (the "Committee"), the Board of Directors has adopted, subject to stockholder approval, amendments (the "Amendments") to the Long-Term Incentive Plan ("Incentive Plan") to (i) increase the total number of shares of Common Stock which may be issued or delivered under the Incentive Plan by 400,000 shares to an aggregate of 800,000 shares and (ii) increase to 450,000 shares the number of shares of Common Stock in respect of which awards can be made under the Incentive Plan to any participant in any calendar year.

The Company believes that these changes are necessary and appropriate in order to ensure the continued availability of the Incentive Plan as an effective vehicle for attracting and retaining key employees. In particular, the Amendments are required in order to accommodate the grants to Mr. Tessitore of stock options in respect of 300,000 shares of Common Stock and 100,000 shares of restricted stock. Excluding these awards to Mr. Tessitore, the Company has awarded 130,800 stock options pursuant to the Incentive Plan which have not been forfeited.

The Incentive Plan was originally adopted by the Board of Directors on January 27, 1998 and approved by the stockholders on May 20, 1998. The Amendments were approved by the Board on January 26, 1999. The material features of the Incentive Plan, as changed by the Amendments, are summarized below, but this summary is qualified in its entirety by the full text of the Incentive Plan which appears as Exhibit A to this Proxy Statement. The provisions of the Incentive Plan revised by the Ammendments are sections 1.2, 4.1 and 5.1.

                          SUMMARY OF THE INCENTIVE PLAN

Administration

The Incentive Plan is administered by the Committee. No member of the Committee or other non-employee Director will be eligible to receive shares or other awards under the Incentive Plan.

Amount of Stock

The Incentive Plan will provide for awards of up to 800,000 shares of Common Stock, subject to anti-dilution adjustments upon the occurrence of significant corporate events. The shares to be offered under the Incentive Plan will be either authorized and unissued shares or issued shares which have been reacquired by the Company.

Eligibility and Participation

All officers and key employees of the Company or any subsidiary will be eligible to participate, including officers who are also Directors of the Company or its subsidiaries. The Committee may also grant awards to non-employees who, in the judgment of the Committee, render significant service to the Company or any of its subsidiaries. No participant can receive awards under the Incentive Plan in any calendar year in respect of more than 450,000 shares of Common Stock. As of March 1, 1999, approximately 20 employees were eligible to participate in the Incentive Plan.

Amendment or Termination

The Incentive Plan has no fixed expiration date. The Committee will establish expiration and exercise dates on an award-by-award basis. However, for the purpose of awarding incentive stock options under Section 422 of the Internal Revenue Code ("Incentive Stock Options"), the Incentive Plan will expire ten years from its effective date.

Stock Option Component of the Incentive Plan

The Committee may grant to a participant non-qualified stock options, Incentive Stock Options or a combination thereof. The terms and conditions of stock option grants including the quantity, price, waiting periods, and other conditions on exercise will be determined by the Committee. Incentive Stock Option grants are made in accordance with Section 422 of the Code.

The exercise price for stock options will be determined by the Committee at its discretion, provided that the exercise price for each Incentive Stock Option is at least equal to 100% of the fair market value of a share of Common Stock on the date when the stock option is granted. Generally, no stock option may be exercised prior to six months from the date of grant. The closing price of the Common Stock as reported on the New York Stock Exchange Composite Transactions listing on March 1, 1999 was $5.3125 per share.

Upon a participant's termination of employment for any reason, any stock options which were not exercisable on the participant's termination date will expire.
In the case of a participant who retires from the Company and continues to render significant services to the Company after retirement, the Committee, at its discretion, may permit the period during which the participant continues to render such services to the Company to count toward the participant's vesting requirement with respect to stock options that were not exercisable at the time of the participant's termination of employment.

Upon a participant's termination of employment for reasons other than death, disability or normal retirement, stock options which were exercisable on the participant's termination date will expire three months from the date of termination, unless the right to exercise the options is extended by the Committee at its discretion. In general, upon a participant's termination by reason of death, disability or normal retirement, stock options which were exercisable on the participant's termination date may continue to be exercised by the participant (or the participant's beneficiary) for a period of five years from the date of the participant's termination of employment.

Subject to the Committee's discretion, payment for Common Stock on the exercise of stock options may be made in cash, Common Stock, a combination of cash and Common Stock or in any other form of consideration acceptable to the Committee (including one or more "cashless" exercise forms).

The Committee has the discretion to cause the Company to assist a participant in exercising stock options by lending sufficient cash to the participant or by guaranteeing a participant's bank loan. In such event, the Company would hold the shares acquired upon exercise of the option as security for repayment of the loan.

Stock Appreciation Right Component of the Incentive Plan

Stock Appreciation Rights ("SARs") may be granted by the Committee to a participant either separate from or in tandem with non-qualified stock options or Incentive Stock Options. SARs may be granted at the time of the stock option grant or, with respect to non-qualified stock options, at any time prior to the exercise of the stock option. A SAR entitles the participant to receive, upon its exercise, a payment equal to (i) the difference between the SAR exercise price and the fair market value of a share of Common Stock on the exercise date, times (ii) the number of shares of Common Stock with respect to which the SAR is exercised. Upon exercise of a SAR with respect to Common Stock, the number of shares of Common Stock covered by the SAR's related stock option, if any, are correspondingly reduced.

SARs granted in tandem with options are generally governed by the same terms and conditions as govern the related stock option and may only be exercised to the extent the related stock option is exercisable. However, SARs which are granted in tandem with previously granted non-qualified stock options cannot be exercised prior to six months from the date of grant of the SAR.

The exercise price of a SAR is determined by the Committee, but in the case of SARs granted in tandem with stock options, may not be less than the exercise price of the related stock option. Upon exercise of a SAR, payment will be made in cash or Common Stock, or a combination thereof, as determined at the discretion of the Committee.

Restricted Share Component of the Incentive Plan

The Committee may award to a participant shares of Common Stock subject to specified restrictions ("Restricted Shares"). The Restricted Shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period (the "Forfeiture Period") and/or the attainment of specified performance targets over the Forfeiture Period. The terms and conditions of Restricted Share awards are determined by the Committee, provided that, unless otherwise determined by the Board, the specified Forfeiture Period may not be less than one year.

Participants who have been awarded Restricted Shares will have all of the rights of a holder of outstanding Common Stock, including the right to vote such shares and to receive dividends. During the Forfeiture Period, the Restricted Shares are nontransferable and may be held in custody by the Company or its designated agent, or if the certificate is properly legended, by the participant. Upon the lapse or release of all restrictions, an unrestricted certificate will be provided to the participant.

The Committee, at its sole discretion, may waive all restrictions with respect to a Restricted Share award under certain circumstances (including the death, disability, or retirement of a participant, or a material change in circumstances arising after the date of grant) subject to such terms and conditions as it deems appropriate.

Performance Award Component of the Incentive Plan

The Committee may grant performance awards to participants under such terms and conditions as the Committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be made in conjunction with Restricted Share awards. Performance awards may be paid in cash, Common Stock or a combination thereof, as determined by the Committee.

Award periods will be established at the discretion of the Committee. The performance targets will also be determined by the Committee and may, but need not include specified levels of earnings per share, return on investment, return on shareholders' equity and/or such other goals related to the Company's or the individual's performance as are deemed appropriate by the Committee. When circumstances occur which cause predetermined performance targets to be an inappropriate measure of achievement, the Committee, at its discretion, may adjust the performance targets.

If the minimum performance targets established by the Committee are not met, no payment will be made to the participant. If the performance targets are fully achieved, 100% of the performance award will be paid to the participant. The Committee may also provide for payment of up to 150% of a performance award for achievement which exceeds the performance targets.

If a participant terminates employment prior to the end of an award period, the participant generally will forfeit all rights to any performance award, unless otherwise provided by the Committee. The Committee, at its discretion, may determine to pay all or any portion of a performance award to a participant who has terminated employment prior to the end of an award period under certain circumstances (including death, disability, retirement or a material change in circumstances arising after the date of grant), provided that the participant completed at least one year of employment following the grant of the award.

Other Awards

The Committee is authorized to grant any other cash awards, Common Stock awards or other types of awards which are valued in whole or in part by reference to the value of Common Stock. The terms and conditions of such awards and the participants eligible for such awards will be determined by the Committee at its discretion.

Change in Control

In general, events which constitute a change in control ("Change in Control") include: (i) acquisition by a person, other than the Company, one of its subsidiaries or a Company benefit plan, of 30% or more of the Common Stock; (ii) the individuals who constitute the Board as of the original effective date of the Incentive Plan (the "Incumbent Board") no longer constitute at least a majority of the Board without prior approval by a majority vote of the Incumbent Board or by a shareholder beneficially owning in excess of 40% of the Outstanding Common Stock on the effective date of the Incentive Plan and at the date of such nomination or election; (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation; or (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or sale or other disposition of 60% or more by value of the assets of the Company.

In the event of a Change in Control, stock options and SARs immediately become exercisable, the restrictions on all Restricted Shares lapse and all performance awards immediately become payable.

Federal Income Tax Consequences

The following is a summary of the principal federal income tax consequences of Incentive Plan benefits under present tax law. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

     Stock Options. No tax is incurred by the participant (or expense deductible by the Company) upon the grant of a nonqualified stock option. At the time of exercise of such an option, the difference between the exercise price and the fair market value of Common Stock will constitute ordinary income to the participant. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the participant. In the case of Incentive Stock Options, although no income is recognized upon exercise and the Company is not entitled to a deduction, the excess of the fair market value of Common Stock on the date of exercise over the exercise price is counted in determining the participant's alternative minimum taxable income. If the participant does not dispose of the shares acquired on the exercise of an Incentive Stock Option within one year after their receipt (and within two years after the grant of the stock option), gain or loss recognized on the disposition of the shares will be treated as long-term capital gain or loss and the Company will not be entitled to a tax deduction.

In the event of an earlier disposition, the participant may recognize ordinary income, to the extent of the excess of the fair market value of the Common Stock on the date of exercise over the exercise price, and capital gain, to the extent of the excess of the amount realized on the sale of the Common Stock over the optionee' basis in the Common Stock (generally, the exercise price plus any ordinary income paid with respect to such earlier disposition) and the Company will be entitled to a deduction, equal to the amount of ordinary income recognized by the participant, when recognized by the participant. Whether the capital gain recognized is long-term or short-term will depend upon whether the one-year capital gain holding period has been met.

     SARs. The participant will not recognize any income at the time of grant of a SAR. Upon the exercise of a SAR, the cash and the value of any Common Stock received will constitute ordinary income to the participant. The Company will be entitled to a deduction in the amount of such income at the time of exercise.

     Restricted Shares. A participant will normally not recognize taxable income upon an award of Restricted Shares, and the Company will not be entitled to a deduction until the lapse of the restrictions. Upon lapse of restrictions, the participant will then recognize ordinary taxable income in an amount equal to the fair market value of the Common Stock as to which the restrictions have lapsed, and the Company will be entitled to a deduction in the same amount. However, a participant may elect under Section 83(b) of the Internal Revenue Code to recognize taxable ordinary income in the year the Restricted Shares are awarded in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In such event, the Company will then be entitled to a deduction in the same amount. Any gain or loss subsequently recognized by the participant will be a capital gain or loss.

     Performance Awards and Other Stock Based Awards. Normally, a participant will not recognize taxable income upon the award of such grants. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any Common Stock received will constitute ordinary income to the participant. The Company will also then be entitled to a deduction in the same amount.

     All Awards. The Committee has discretion as to any award under the Incentive Plan to award a participant a separate cash amount at exercise, vesting or lapse of restrictions to meet mandatory tax withholding obligations or reimburse for any individual taxes paid.

                                 RECOMMENDATION

The Board, believing that the Company and its shareholders will benefit from the Amendments to the Incentive Plan, hereby recommends a vote FOR the Amendments.

Approval of the Amendments requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present either in person or by proxy and entitled to vote at the 1999 Annual Meeting of Stockholders.

                              SELECTION OF AUDITORS

  The Board, upon recommendation of the Audit Committee, favors ratification of the appointment of Ernst & Young LLP, Certified Public Accountants, as auditors for the Company for the year ending December 31, 1999. Representatives of Ernst & Young LLP are expected to attend the meeting; they will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

  In the event a stockholder desires to make a proposal for the Company's Annual Meeting scheduled for April 21, 2000, the proposal must be submitted to the Secretary of the Company by November 19, 1999.

                            FORM 10-K ANNUAL REPORTS

  The Company will furnish to any stockholder upon request and without charge a copy of the Company's Annual Report on Form 10-K for the year 1998. Requests for said Report must be in writing and directed to the attention of the Secretary of the Company at the address set forth in the Notice of Meeting immediately preceding this Proxy Statement, and must contain a representation by the person requesting said Report that such person was the beneficial owner of securities of the Company on February 23, 1999.

  Stockholders who do not expect to attend the meeting in person are urged to vote, date, sign and return the enclosed Proxy in the enclosed self-addressed envelope, which requires no postage if mailed in the United States.

                                       By order of the Board of Directors,
                                        G. L. Tessitore
                                         Chairman of the Board, President
                                            and Chief Executive Officer

March 17, 1999



                                    EXHIBIT A

                                  FANSTEEL INC.

                          1998 LONG-TERM INCENTIVE PLAN

                     (As Amended Effective January 26, 1999)

                                    ARTICLE I

                        PURPOSE AND ADOPTION OF THE PLAN

     1.1 Purpose. The purpose of the Fansteel Inc. 1998 Long-Term Incentive Plan (hereinafter referred to as the "Plan") is to assist in attracting and retaining highly competent employees and to act as an incentive in motivating selected officers and other key employees of the Company and its Subsidiaries to achieve long-term corporate objectives.

     1.2 Adoption and Term. The Plan was originally adopted by the Board of Directors (the "Board") effective as of January 27, 1998, and approved by the Company's shareholders. The Plan was amended by the Board effective January 26, 1999, subject to the approval of the Company's shareholders. The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Incentive Stock Option may be granted hereunder after May 20, 2008.


                                   ARTICLE II
                                   DEFINITIONS

     For the purpose of this Plan, capitalized terms shall have the following meanings:

     2.1 Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares described in Article VII, Performance Awards described in Article VIII, Awards of cash or any other Award made under the terms of the Plan.

     2.2 Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

     2.3 Award Period means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

     2.4 Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant's death.

     2.5 Board means the Board of Directors of the Company.

     2.6 Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

          (a) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either (i) 30% or more of the Outstanding Common Stock or 30% or more of the Company Voting Securities; provided, however, that the following shall not constitute a Change in Control: any acquisition by (1) the Company or any of its subsidiaries, any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (2) any corporation with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Common Stock and Company Voting Securities, as the case may be; or

          (b) Individuals who constitute the Board as of the effective date of this Plan (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election or nomination for election by the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board or was approved by a stockholder beneficially owning in excess of 40% of the Outstanding Common Stock at the date hereof and at the date of such nomination or election (unless such nomination or election (i) was at the request of an unrelated third party who has taken steps reasonably calculated to effect a Change in Control, or (ii) otherwise arose in connection with or in anticipation of the Change in Control) shall be considered as though such individual were a member of the Incumbent Board;
     or

          (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

          (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of 60% or more by value of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

     2.7 Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

     2.8 Committee means the Committee defined in Section 3.1.

     2.9 Company means Fansteel Inc., a Delaware corporation, and its successors.

     2.10 Common Stock means Common Stock of the Company, par value $2.50 per share.

     2.11 Company Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

     2.12 Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

     2.13 Exchange Act means the Securities Exchange Act of 1934, as amended.

     2.14 Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.2(b).

     2.15 Fair Market Value means, on any date, the average of the high and low quoted sales prices of a share of Common Stock, as reported on the Composite Tape for New York Stock Exchange Listed Companies, on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported.

     2.16 Incentive Stock Option means a stock option within the meaning of
Section 422 of the Code.

     2.17 Merger means any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

     2.18 Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

     2.19 Normal Retirement Date means the date designated as the normal retirement date under a pension plan or arrangement of the Company or one of its Subsidiaries in which the Participant participates.

     2.20 Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

     2.21 Other Retirement Date means a date earlier than a Participant's Normal Retirement Date which is specifically designated by the Committee to be the date upon which a Participant retires for purposes of this Plan.

     2.22 Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

     2.23 Participant means a person designated to receive an Award under the Plan in accordance with Section 5.1.

     2.24 Performance Awards means Awards granted in accordance with Article
VIII.

     2.25 Plan means the Fansteel Inc. 1998 Long-Term Incentive Plan as described herein, as the same may be amended from time to time.

     2.26 Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.1(b).

     2.27 Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

     2.28 Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

     2.29 Stock Appreciation Rights means Awards granted in accordance with
Article VI.


     2.30 Subsidiary means a subsidiary of the Company within the meaning of
Section 424(f) of the Code.

     2.31 Termination of Employment means the voluntary or involuntary termination of a Participant's employment with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Employment, or whether a Termination of Employment shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

                                   ARTICLE III

                                 ADMINISTRATION

     3.1 Committee. The Plan shall be administered by the Compensation and Nominating Committee of the Board ("Committee") The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, to cancel Awards (including those made pursuant to other plans of the Company) and to substitute new Options for previously awarded Options which, at the time of such substitution, have an exercise price in excess of the Fair Market Value of the underlying Common Stock (including options granted under other incentive compensation programs of the Company) with the consent of the recipient, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may, subject to compliance with applicable legal requirements, with respect to Participants who are not subject to Section 16(b) of the Exchange Act, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In addition, the Board may exercise any of the authority conferred upon the Committee hereunder. In the event of any such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer to the delegate of the Committee or the Board, as the case may be.


                                   ARTICLE IV

                                     SHARES

     4.1 Number of Shares Issuable.  Subject to adjustments as provided in
Section 1.7, the shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the Company. The total number of shares authorized to be issued under the Plan shall be 800,000 shares of Common Stock, which limit may be increased from time to time in the future by action of the Board subject to Section 10.14(a).

     4.2 Shares Subject to Terminated Awards. Common Stock covered by any unexercised portions of terminated Options (including canceled Options) granted under Article VI, Common Stock forfeited as provided in Section 7.2(a) and Common Stock subject to any Awards which are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Common Stock subject to Options, or portions thereof, which have been surrendered in connection with the exercise of Stock Appreciation Rights shall not be available for subsequent Awards under the Plan, but Common Stock issued in payment of such Stock Appreciation Rights shall not be charged against the number of shares of Common Stock available for the grant of Awards hereunder.


                                    ARTICLE V

                                  PARTICIPATION

     5.1 Eligible Participants. Participants in the Plan shall be such officers and other key employees of the Company and its Subsidiaries, whether or not members of the Board, as the Committee, in its sole discretion, may designate from time to time. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Notwithstanding any provision herein to the contrary, the Committee may grant Awards under the Plan to non-employees who, in the judgment of the Committee, render significant services to the Company or any of its Subsidiaries, on such terms and conditions as the Committee deems appropriate and consistent with the intent of the Plan. During the term of this Plan, no Participant shall be granted Awards in respect of more than 450,000 shares of Common Stock in any calendar year.


                                   ARTICLE VI

                   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     6.1 Option Awards.

          (a) The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.


          (b) Purchase Price of Options. The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that the Purchase Price of the Common Stock purchased pursuant to Options designated by the Committee as Incentive Stock Options shall be equal to or greater than the Fair Market Value on the Date of Grant as required under
     Section 422 of the Code. The Committee shall have the discretion to provide, in any Award Agreement related to an Option granted under the Plan, for a loan from the Company to a Participant of a cash amount, or a guaranty by the Company of payment by such Participant to a third party of a cash amount loaned by such party to such Participant sufficient to allow such Participant to purchase the Common Stock under such Option, with the Company retaining such Common Stock, or a portion thereof, as security until such loan is repaid or such guaranty expires.

          (c) Designation of Incentive Stock Options. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of each Option, the Option as an Incentive Stock Option under
     Section 422 of the Code.

               (i) Incentive Stock Option Share Limitation. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) which would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

               (ii) Other Incentive Stock Option Terms. Whenever possible, each provision in the Plan and in every Option granted under this Plan which is designated by the Committee as an Incentive Stock Option shall be interpreted in such a manner as to entitle the Option to the tax treatment afforded by Section 422 of the Code. If any provision of this Plan or any Option designated by the Committee as an Incentive Stock Option shall be held not to comply with requirements necessary to entitle such Option to such tax treatment, then (A) such provision shall be deemed to have contained from the outset such language as shall be necessary to entitle the Option to the tax treatment afforded under Section 422 of the Code, and (B) all other provisions of this Plan and the Award Agreement relating to such Option shall remain in full force and effect. If any Award Agreement covering an Option designated by the Committee to be an Incentive Stock Option under this Plan shall not explicitly include any terms required to entitle such Incentive Stock Option to the tax treatment afforded by Section 422 of the Code, all such terms shall be deemed implicit in the designation of such Option and the Option shall be deemed to have been granted subject to all such terms.

          (d) Rights as a Shareholder. A Participant or a transferee of an Option pursuant to Section 10.4 shall have no rights as a shareholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 10.07.

     6.2 Stock Appreciation Rights.

          (a) Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided, however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.2(c).

          (b) Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option. Upon exercise of Stock Appreciation Rights, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

          (c) Payment of Incremental Value. Any payment which may become due from the Company by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.


     6.3 Terms of Stock Options and Stock Appreciation Rights.

          (a) Conditions on Exercise. An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant. No Option or Stock Appreciation Right may be exercised in whole or in part prior to six months from the Date of Grant thereof, except as set forth in Section 6.5.


          (b) Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

               (i) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

               (ii) Termination of the Award as provided in Section 6.3(e), following the Participant's Termination of Employment; or

               (iii) In the case of an Incentive Stock Option, ten years from the Date of Grant; or

               (iv) Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

          (c) Acceleration of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit purchase of Common Stock subject to any Option or Stock Appreciation Right prior to the time such Option or Stock Appreciation Right would otherwise become exercisable under the terms of the Award Agreement.

          (d) Extension of Exercise Time. In addition to the extensions permitted under Section 6.3(e) in the event of Termination of Employment, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit any Option or Stock Appreciation Right granted under this Plan to be exercised after its expiration date described in Section 6.03(e), subject, however, to the limitations described in Section 6.3(b)(i), (iii), and (iv).

          (e) Exercise of Options or Stock Appreciation Rights Upon Termination of Employment.

               (i) Termination of Vested Options and Stock Appreciation Rights Upon Termination of Employment.


                    (A) Termination.  In the event of Termination of Employment of a Participant other than by reason of death, disability or retirement on the Participant's Normal Retirement Date, to the extent the right to exercise the Option or Stock Appreciation Right has accrued at the date of Termination of Employment, the right of the Participant to exercise the Option or Stock Appreciation Right under the Plan shall terminate three months after the date of such Termination of Employment, unless otherwise provided by the Committee in accordance with Section 6.3(d).

                    (B) Disability or Retirement.  Upon a Participant's
               Termination of Employment by reason of disability or retirement on or after the Participant's Normal Retirement Date, a Participant may, within five years after the Termination of Employment, exercise all or a part of his or her Options which were exercisable upon such Termination of Employment (or which became exercisable at a later date pursuant to Section 6.3(e)(ii)), and may, within six months after Termination of Employment, exercise all or a part of his or her Stock Appreciation Rights which he or she was entitled to exercise upon Termination of Employment (or which became exercisable at a later date pursuant to Section 6.3(e)(ii)). In no event, however, may any Option or Stock Appreciation Right be exercised later than the date described in Section 6.3(b)(i), (iii) or (iv).


                    (C) Death.  In the event of the death of a Participant while employed by the Company or a Subsidiary or within the additional period of time from the date of the Participant's Termination of Employment and prior to the expiration of the Option or Stock Appreciation Right as permitted in Section 6.3(e)(i)(B) above, to the extent the right to exercise the Option or Stock Appreciation Right accrued as of the date of such Termination of Employment and did not expire during such additional period and prior to the Participant's death, the right of the Participant's Beneficiary to exercise the Option under the Plan shall expire upon the expiration of five years from the date of the Participant's death (but in no event more than five years from the date of the Participant's Termination of Employment by reason of disability or retirement) or on the date of expiration of the Option determined pursuant to Section 6.3(b)(i), (iii) or (iv), whichever is earlier. Unless otherwise provided by the Committee in accordance with Section 6.3(d), Stock Appreciation Rights shall expire three months after the Participant's death.

               (ii) Termination of Unvested Options or Stock Appreciation Rights Upon Termination of Employment. To the extent the right to exercise an Option or a Stock Appreciation Right, or any portion thereof, has not accrued as of the date of Termination of Employment, such right shall expire at the date of such Termination of Employment. Notwithstanding the foregoing, the Committee, within its discretion and under such terms as it deems appropriate, may permit a Participant who terminates employment on the Participant's Normal Retirement Date or Other Retirement Date and who will continue to render significant services to the Company or one of its Subsidiaries after his or her Termination of Employment, to continue vesting in his or her Options and Stock Appreciation Rights during the period in which the individual continues to render such services.

     6.4 Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Award Agreement on or before the expiration date of the Award. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Common Stock (which may include Restricted Shares or shares issued in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate) or (b) any combination of cash and Common Stock, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, Common Stock may be issued directly to the Participant's broker or dealer upon receipt of a written notice of exercise from the Participant). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

     6.5 Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control, and all Stock Appreciation Rights shall become immediately and fully exercisable. The provisions of this
Section 6.5 shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such

Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.

                                   ARTICLE VII

                                RESTRICTED SHARES


     7.1 Restricted Share Awards. The Committee may grant to any Participant an Award of Common Stock in such number of shares, and on such terms, conditions and restrictions (whether based on performance standards, periods of service or otherwise) as the Committee shall establish. The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

          (a) Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.1(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.1(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

          (b) Shareholder Rights. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.1 (a), the Participant shall become a shareholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.1(a).

          (c) Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the
     Code), pledged or sold prior to lapse of the restrictions applicable thereto.

          (d) Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of
     Section 7.3, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 10.5, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.



     7.2 Terms of Restricted Shares.

          (a) Forfeiture of Restricted Shares. Subject to Sections 7.2(b) and 7.3, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award, provided that, unless otherwise authorized by the Board, such forfeiture period shall not be less than one year from the Date of Grant.

          (b) Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate, provided that the Participant shall at that time have completed at least one year of employment after the Date of Grant. Waiver of the forfeiture period and any other conditions set forth in an Award Agreement prior to the Participant's completion of one year of employment after the Date of Grant may only be accomplished through action of the Board.

     7.3 Change in Control. In the event of a Change in Control, and irrespective of whether or not the one-year period following the date of the Restricted Share Award required under the provisions of Section 7.2(a) has been met, all restrictions applicable to the Restricted Share Award shall terminate fully and the Participant shall immediately have the right to the delivery of share certificate or certificates for such shares in accordance with Section 7.1(d).








                                  ARTICLE VIII

                               PERFORMANCE AWARDS

     8.1  Performance Awards.

          (a) Award Periods and Calculations of Potential Incentive Amounts.
     The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share Awards made under Article VII. The Award Period shall be one or more calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible employees, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.


          (b) Performance Targets. The performance targets may include specified levels of earnings per share, return on investment, return on shareholder equity and/or such other goals related to the performance of the Company or the performance of a Participant as may be established by the Committee in its discretion. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. The Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

          (c) Earning Performance Awards. The Committee at the Date of Grant shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of performance targets. In the event the minimum performance targets established by the Committee are not achieved, no payment shall be made to the Participant. In the event the performance targets are fully achieved, 100% of the Performance Award shall be paid to the Participant. The Committee may provide for grants up to a maximum of 150% of Performance Awards for achievement exceeding performance targets.


          (d) Payment of Earned Performance Awards. Payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. Payment normally will be made as soon as is practicable following the end of an Award Period; provided, however, that the Committee may permit deferral of the payment of all or a portion of a Performance Award payable in cash upon the request of the Participant timely made in accordance with rules prescribed by the Committee. Deferred amounts may generate earnings for the Participant under the conditions of a separate agreement providing for such as approved by the Committee and executed by the Participant. The Committee, in its sole discretion, may also define such other conditions of payment of earned Performance Awards as it may deem desirable in carrying out the purposes of the Plan.



     8.2 Terms of Performance Awards.

          (a) Termination of Employment.  Unless otherwise provided below or in
     Section 8.3, in the case of a Participant's Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards.

          (b) Retirement. If a Participant's Termination of Employment is because of retirement on a Normal Retirement Date or Other Retirement Date prior to the end of an Award Period, the Participant will not be paid any Performance Awards, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under Subsection (d).

          (c) Death or Disability. If a Participant's Termination of Employment is due to death or disability (as determined in the sole and exclusive discretion of the Committee) following at least one year of participation in any Award Period, but prior to the end of an Award Period, the Participant or the Participant's personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under Subsection (d).

          (d) Pro-Rata Payment. The amount of any payment made to a Participant whose employment is terminated by retirement, death or disability (under circumstances described in Subsections (b) and (c)) will be the amount determined by multiplying the amount of the Performance Award which would have been earned, determined at the end of the Award Period, had such employment not been terminated, by a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period under this Section 8.2 shall be made at the end of the respective Award Period, unless otherwise determined by the Committee in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant as provided under Section 8.1(d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section.

          (e) Other Events.  Notwithstanding anything to the contrary in this
     Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the Date of Grant) and subject to such terms and conditions as the Committee shall deem appropriate, provided that the Participant shall have completed at his or her Termination of Employment at least one year of employment after the Date of Grant.

     8.3 Change in Control. In the event of a Change in Control, and irrespective of whether or not the one-year period following the date of the Performance Award required under the provisions of Section 8.1 has been met, all Performance Awards for all Award Periods shall immediately become fully payable to all Participants and shall be paid to Participants within 30 days after such Change in Control.




                                   ARTICLE IX

                                  OTHER AWARDS

     9.1 Grant of Other Awards. Other Awards of cash, Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

     9.2 Terms of Other Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

          (a) Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

          (b) If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

          (c) The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Employment prior to the exercise, realization or payment of such Award, whether such termination occurs because of retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.


                                    ARTICLE X

              TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

     10.1 Plan Provisions Control Award Terms. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 10.3, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

     10.2 Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

     10.3 Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee. No modifications may be made to any Awards granted to a Participant while the Participant is subject to Section 16(b) of the Exchange Act except in compliance with Rule 16b-3.

     10.4 Limitation on Transfer. Except as provided in Section 7.1(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant.

     10.5 Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at the time of issuance or payment (except as otherwise payable under Section 10.5(c)) in accordance with the following rules:

          (a) A Participant shall have the right to elect to meet his or her withholding requirement with respect to an Award (i) by having the Company withhold from such Award the appropriate number of shares of Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to such amount, or, in the case of a cash payment, the amount of cash, as is determined by the Company to be sufficient to satisfy applicable tax withholding requirements or (ii) by direct payment to the Company of the amount of any taxes required to be withheld with respect to such Award; provided however, that the payment of withholding requirements with respect to Restricted Share Awards shall be governed solely by the provisions of
     Section 7.1(d).

          (b) If permitted under applicable federal income tax laws, a Participant may elect to be taxed in the year in which an Award is made.
     If the Participant makes such an election, the Participant shall promptly notify the Company in writing and shall provide the Company with a copy of the executed election form as filed with the Internal Revenue Service by no later than thirty days from the Date of Grant. Promptly following such notification, the Participant shall pay directly to the Company the cash amount determined by the Company to be sufficient to satisfy applicable federal, state or local withholding tax requirements.

     10.6 Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve.

     10.7 Adjustments to Reflect Capital Changes.

          (a) Recapitalization. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

          (b) Merger. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of an Option or receipt of any other Award to receive (subject to any required action by stockholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award prior to such Merger, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares of Common Stock equal to the number of shares of Common Stock receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor or purchasing corporation, as the case may be (the "Acquiring Corporation"), will either assume the Company's rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation's stock for outstanding Awards, provided, however, that if the Acquiring Corporation does not assume or substitute for such outstanding Awards, the Board shall provide prior to the Merger that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such merger or consolidation, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 9.7(b) shall be conditioned upon the consummation of the Merger. Any Options which are neither assumed by the Acquiring Corporation not exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

          (c) Options to Purchase Shares or Stock of Acquired Companies. After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

     10.8 No Right to Employment. No employee or other person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

     10.9 Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

     10.10 Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

     10.11 No Strict Construction. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

     10.12 Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

     10.13 Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

     10.14 Amendment and Termination.

          (a) Amendment. The Board shall have complete power and authority to amend the Plan at any time and to add any other share award or other incentive compensation programs to the Plan as it deems necessary or appropriate and no approval by the shareholders of the Company or by any other person, committee or entity of any kind shall he required to make any amendment; provided, however, that the Board shall not, without the requisite affirmative approval of shareholders of the Company, make any amendment which requires shareholder approval under the Code, unless such compliance is no longer mandatory under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award. For the purposes of this section, an amendment to the Plan shall be deemed to have the affirmative approval of the shareholders of the Company if such amendment shall have been submitted for a vote by the shareholders at a duly called and constituted meeting of such shareholders at which a quorum is present and a majority of the votes cast with respect to such amendment at such meeting shall have been cast in favor of such amendment.

          (b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.